Exhibit 10.2

SECOND AMENDMENT TO

CHANGE IN CONTROL AGREEMENT

THE CHANGE IN CONTROL AGREEMENT dated as of October 31, 2011, and amended on November 3, 2011, by and between Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and James F. Oliviero (the “Executive”), is further amended with effect this 10th day of June, 2013, by amending Section 2 to read as follows:

2. Effective Date of the Agreement. This Agreement shall become effective upon the consummation of a Change in Control (the “Effective Date”) and shall be of no force or effect prior to a Change in Control. In the event that a Change in Control does not occur on or prior to the fourth anniversary of the date of this Agreement, this Agreement shall thereupon automatically terminate and have no force or effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf.

/s/ Ron Bentsur
Keryx Biopharmaceuticals, Inc.
By:	Ron Bentsur
Its:	Chief Executive Officer

/s/ James F. Oliviero
Executive